Extraction Oil & Gas, Inc. Announces First-Quarter 2018 Results

DENVER - May 8, 2018 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today reported financial and operational results for the first quarter of 2018.

First-Quarter 2018 Highlights

•	First quarter average net sales volumes of 68,874 barrels of oil equivalent per day (BOE/d) including 36,052 barrels per day (Bbl/d) of crude oil;

•
For the first quarter, Extraction reported a net loss of $52.0 million, or $0.32 per basic and diluted share[1], compared to net income of $8.7 million, or $0.03 per basic and diluted share[1], for the same period in 2017. Adjusted EBITDAX, Unhedged[2] was $166.7 million for the first quarter, up 224% year-over-year and up 13% sequentially. Adjusted EBITDAX was $141.0 million for the first quarter, up 232% year-over-year and up 5% sequentially;

•	Drilling and completion (D&C) capital expenditures for the first quarter 2018 were $226 million;

•	Reaffirms previously disclosed 2018 guidance.

Commenting on first-quarter 2018 results, Extraction's Chairman and CEO Mark Erickson said: “We continued our rapid pace of production growth with both our total equivalent production and our crude oil volumes hitting new quarterly records despite facing an extremely difficult midstream operating environment impacted significantly by both high line pressures and freeze-offs on a third-party system.”

Financial Results

For the first quarter, Extraction reported oil, natural gas and NGL sales revenue of $230.2 million, as compared to $89.6 million during the same period in 2017, representing an increase of 157%. Revenue increased 8% sequentially, primarily driven by an increase in crude oil production.

1 For further information on the earnings per share, refer to the Consolidated Statement of Operations
2 Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “-Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged.”

Extraction reported a net loss of $52.0 million, or $0.32 per basic and diluted share for the first quarter, compared to net income of $8.7 million for the same period in 2017. This net loss was driven predominately by a $50.3 million unrealized loss on commodity derivatives. Adjusted EBITDAX, Unhedged was $166.7 million for the first quarter, up 224% year-over-year and up 13% sequentially. Adjusted EBITDAX was $141.0 million for the first quarter, up 232% year-over-year and up 5% sequentially.

The following table provides a summary of our sales volumes, average sales prices and certain operating expenses on a per BOE basis for the three months ended March 31, 2018 and 2017, respectively:

	For the Three Months Ended
	March 31,
	2018	2017
Sales (MBoe)(1):	6,199	3,005
Oil sales (MBbl)	3,245	1,211
Natural gas sales (MMcf)	10,404	6,359
NGL sales (MBbl)	1,220	734
Sales (BOE/d)(1):	68,874	33,383
Oil sales (Bbl/d)	36,052	13,454
Natural gas sales (Mcf/d)	115,602	70,651
NGL sales (Bbl/d)	13,554	8,154
Average sales prices(2):
Oil sales (per Bbl)	$55.56	$43.05
Oil sales with derivative settlements (per Bbl)	45.53	36.42
Differential ($/Bbl) to Average NYMEX WTI	(7.33)	(8.73)
Natural gas sales (per Mcf)	2.31	3.13
Natural gas sales with derivative settlements (per Mcf)	2.97	2.97
Differential ($/Mcf) to Average NYMEX Henry Hub(3)	(0.83)	(0.24)
NGL sales (per Bbl)(3)	21.21	24.00
Average price per BOE	37.14	29.84
Average price per BOE with derivative settlements	32.98	26.82
Expense per BOE:
Lease operating expenses	$3.34	$4.01
Transportation and gathering	1.22	3.42
General and administrative expenses	5.00	8.55
Cash general and administrative expenses	2.46	3.31
Stock-based compensation	2.54	5.24

Production taxes as a % of Revenue	8.8%	7.2%

(1)
One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

(2)
Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives and amortization of premiums paid or received on options that settled during the period.

(3)
As a result of the adoption of ASC 606 - Revenue from Contracts with Customers ("ASC 606") on January 1, 2018, certain costs previously classified as transportation and gathering expenses are presented on a net basis for proceeds expected to be received. For further information, see Note 2 - Adoption of ASC 606 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Operational Results

First quarter crude oil volumes of 36,052 Bbl/d increased 168% year-over-year and increased 7% sequentially. Crude oil accounted for approximately 78% of the Company’s total revenues and over 52% of the Company’s total equivalent volumes recorded during the first quarter. First quarter average net sales volumes were 68,874 BOE/d, an increase of 106% year-over-year and 4% sequentially. Extraction estimates high line pressures and freeze-offs negatively impacted its first quarter net production by approximately 13 MBoe/d including 8,000 Bbl/d of crude oil. As the first new plant comes on, the Company expects to see a significant increase in its base production as the constraints are lifted.

For the first-quarter 2018, the Company’s aggregate drilling, completion, leasehold capital expenditures, totaled approximately $248 million, $226 million of which was for drilling and completion and $22 million on leasehold. In addition, the Company incurred $5 million of midstream capital expenditures.

During the first quarter, Extraction reached total depth on 41 gross (27 net) wells with an average lateral length of approximately 7,300 feet, completed 49 gross (39 net) wells with an average lateral length of approximately 8,700 feet and turned to sales 31 gross (18 net) wells with an average lateral length of approximately 9,000 feet.

Updated Investor Presentation

Extraction has posted an updated investor presentation to its website. The investor presentation may be viewed on the Company’s website (www.extractionog.com) by selecting “Investors,” then “News and Events,” then “Presentations.”

First-Quarter 2018 Earnings Conference Call Information

Those who would like to participate can dial into the number listed below approximately 15 minutes before the scheduled conference call time, and enter confirmation number 9969236 when prompted.

Date:	Wednesday, May 9, 2018
Time:	8:00 AM MDT / 10:00 AM EDT
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	9969236

To access the audio webcast and related presentation materials, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties.

These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$15,363	$6,768
Accounts receivable	153,226	139,348
Inventory and prepaid expenses	14,975	13,017
Commodity derivative asset	5,960	4,132
Assets held for sale	12,987	—
Total Current Assets	202,511	163,265
Property and Equipment (successful efforts method), at cost:
Oil and gas properties	4,052,934	3,825,912
Less: accumulated depletion, depreciation and amortization	(803,652)	(709,662)
Net oil and gas properties	3,249,282	3,116,250
Other property and equipment, net of accumulated depreciation	43,033	37,318
Net Property and Equipment	3,292,315	3,153,568
Non-Current Assets:
Commodity derivative asset	1,422	—
Goodwill and other intangible assets, net of accumulated amortization	55,839	55,453
Other non-current assets	13,112	12,383
Total Non-Current Assets	70,373	67,836
Total Assets	$3,565,199	$3,384,669
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$175,508	$211,581
Revenue and production taxes payable	117,389	90,249
Commodity derivative liability	88,982	67,428
Accrued interest payable	19,105	23,807
Asset retirement obligations	9,988	6,873
Total Current Liabilities	410,972	399,938
Non-Current Liabilities:
Credit facility	100,000	90,000
Senior Notes, net of unamortized debt issuance costs	1,130,996	933,361
Deferred tax liability	28,226	42,326
Commodity derivative liability	13,928	17,274
Other non-current liabilities	149,528	126,622
Total Non-Current Liabilities	1,422,678	1,209,583

Total Liabilities	1,833,650	1,609,521
Commitments and Contingencies
Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 issued and outstanding	159,831	158,383
Total Stockholders' Equity	1,571,718	1,616,765
Total Liabilities and Stockholders' Equity	$3,565,199	$3,384,669

EXTRACTION OIL & GAS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Revenues:
Oil sales	$180,263	$52,128
Natural gas sales	24,081	19,897
NGL sales	25,871	17,614
Total Revenues	230,215	89,639
Operating Expenses:
Lease operating expenses	20,703	12,036
Transportation and gathering	7,539	10,287
Production taxes	20,323	6,453
Exploration expenses	7,267	10,812
Depletion, depreciation, amortization and accretion	96,207	50,653
Impairment of long lived assets	—	675
Other operating expenses	—	451
Acquisition transaction expenses	—	68
General and administrative expenses	30,969	25,688
Total Operating Expenses	183,008	117,123
Operating Income (Loss)	47,207	(27,484)
Other Income (Expense):
Commodity derivatives gain (loss)	(50,328)	50,422
Interest expense	(63,302)	(9,660)
Other income	328	568
Total Other Income (Expense)	(113,302)	41,330
Income (Loss) Before Income Taxes	(66,095)	13,846
Income tax benefit (expense)	14,100	(5,130)
Net Income (Loss)	$(51,995)	$8,716
Income (Loss) Per Common Share(1)
Basic and diluted	$(0.32)	$0.03
Weighted Average Common Shares Outstanding
Basic and diluted	174,213	171,835

(1)
For further information, see the reconciliation of Net Income (Loss) to Net Income (Loss) available to common shareholders in Note 10 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(51,995)	$8,716
Reconciliation of net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	96,207	50,653
Abandonment and impairment of unproved properties	3,923	2,735
Impairment of long lived assets	—	675
Loss on sale of property and equipment	—	451
Amortization of debt issuance costs and debt discount	10,442	845
Deferred rent	785	101
(Gain) loss on commodity derivatives, including settlements and premiums paid	15,918	(59,551)
Earnings in unconsolidated affiliates	(339)	—
Distributions from unconsolidated affiliates	339	—
Make-whole premium paid on 2021 Senior Notes	35,600	—
Deferred income tax (benefit) expense	(14,100)	5,130
Stock-based compensation	15,721	15,745
Changes in current assets and liabilities:
Accounts receivable	(13,724)	4,096
Inventory and prepaid expenses	(353)	140
Accounts payable and accrued liabilities	(24,046)	(7,913)
Revenue and production taxes payable	51,505	8,585
Accrued interest payable	(4,702)	(10,473)
Asset retirement expenditures	(1,927)	(602)
Net cash provided by operating activities	119,254	19,333
Cash flows from investing activities:
Oil and gas property additions	(258,069)	(334,606)
Acquired oil and gas properties	—	(3,830)
Sale of property and equipment	—	2,000
Other property and equipment additions	(7,153)	(3,231)
Distributions from unconsolidated affiliates, return of capital	137	—
Net cash used in investing activities	(265,085)	(339,667)
Cash flows from financing activities:
Borrowings under credit facility	245,000	—
Repayments under credit facility	(235,000)	—
Proceeds from the issuance of 2026 Senior Notes	739,664	—
Repayments of 2021 Senior Notes	(550,000)	—
Make-whole premium paid on 2021 Senior Notes	(35,600)	—
Repurchase of shares	(2,309)	—
Payment of employee payroll withholding taxes	(2,305)	—
Dividends on Series A Preferred Stock	(2,721)	(2,237)
Debt issuance costs	(2,105)	(14)
Equity issuance costs	(198)	(1,482)
Net cash provided by (used in) financing activities	154,426	(3,733)
Increase (decrease) in cash, cash equivalents and restricted cash	8,595	(324,067)
Cash, cash equivalents and restricted cash at beginning of period	6,768	630,936
Cash, cash equivalents and restricted cash at end of the period	$15,363	$306,869
Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$137,443	$71,308
Cash paid for interest	$24,534	$21,749
Accretion of beneficial conversion feature of Series A Preferred Stock	$1,438	$1,296

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of Net Income (Loss) to Adjusted EBITDAX:
Net income (loss)	$(51,995)	$8,716
Add back:
Depletion, depreciation, amortization and accretion	96,207	50,653
Impairment of long lived assets	—	675
Exploration expenses	7,267	10,812
Loss on sale of property and equipment	—	451
Acquisition transaction expenses	—	68
(Gain) loss on commodity derivatives	50,328	(50,422)
Settlements on commodity derivative instruments	(23,253)	(9,041)
Premiums paid for derivatives that settled during the period	(2,506)	—
Stock-based compensation expense	15,721	15,745
Amortization of debt issuance costs	10,442	845
Make-whole premium on 2021 Senior Notes	35,600	—
Interest expense	17,260	8,815
Income tax (benefit) expense	(14,100)	5,130
Adjusted EBITDAX	$140,971	$42,447
Deduct:
Settlements on commodity derivative instruments	(23,253)	(9,041)
Premiums paid for derivatives that settled during the period	(2,506)	—
Adjusted EBITDAX, Unhedged	$166,730	$51,488

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not measures of net income (loss) as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion, impairment of long lived assets, exploration expenses, loss on sale of property and equipment, acquisition transaction expenses, commodity derivative (gain) loss, settlements on commodity derivatives, premiums paid for derivatives that settled during the period, stock-based compensation expense, amortization of debt issuance costs, make-whole premiums, interest expense, income taxes, and non-recurring charges. We define Adjusted EBITDAX, Unhedged as Adjusted EBITDAX adjusted for settlements on commodity derivative instruments and premiums paid for derivative that settled during the period.

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance. A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three months ended March 31, 2018 and 2017 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782